UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 000-20202

Michigan	38-1999511
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25505 W. Twelve Mile Road, Suite 3000	48034-8339
Southfield, Michigan	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 248-353-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a)	On February 15, 2006, Credit Acceptance Corporation (the “Company”) executed the First Amended and Restated Loan and Security Agreement (the “Revised Warehouse Facility”) dated as of February 15, 2006, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company, LLC, Wachovia Capital Markets, LLC, and Systems & Services Technologies, Inc.,. The Revised Warehouse Facility increased the amount of this facility from $200 million to $325 million. The maturity of the Revised Warehouse Facility is February 14, 2007. Under the Revised Warehouse Facility, the Company may contribute dealer loans to a wholly owned special purpose entity and receive 75% of the net book value of the dealer loans in non-recourse financing which bears interest at a floating rate equal to the commercial paper rate plus 65 basis points. The Revised Warehouse Facility is attached as Exhibit 4(f)(69) to this Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
On February 16, 2006, the Company issued a press release announcing the execution of the Revised Warehouse Facility. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
4(f)(69)	First Amended and Restated Loan and Security Agreement, dated February 15, 2006, between the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Corporation, Wachovia Capital Markets, LLC, and Systems & Services Technologies, Inc., as amended, and agreements related thereto.

99.1	Press Release dated February 16, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION (Registrant)

By: /s/ Douglas W. Busk Douglas W. Busk Treasurer February 16, 2006

Exhibit Index

No.	Description
4(f)(69)	First Amended and Restated Loan and Security Agreement, dated February 15, 2006, between the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Corporation, Wachovia Capital Markets, LLC, and Systems & Services Technologies, Inc., as amended, and agreements related thereto.

99.1	Press Release dated February 16, 2006